UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 30, 2007
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of or other jurisdiction of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On November 30, 2007, Paychex, Inc. (“Paychex”) entered into a new three-year employment agreement with its Chief Executive Officer and President, Jonathan J. Judge (the “Agreement”). Mr. Judge’s prior three-year employment agreement expired in October 2007.
     Pursuant to the terms of the Agreement, Mr. Judge will receive an annual base salary of $915,000, subject to annual review and increase (but not decrease) by the Governance and Compensation Committee of the Board of Directors (the “Committee”). He will be eligible for a cash incentive bonus pursuant to the 2007-2008 Officer Performance Incentive Award Agreement, based on achievement of certain operating and qualitative objectives. In addition, Mr. Judge will be eligible for a qualitative bonus of up to 20% of his annual base salary as determined by the Committee in its sole discretion. For subsequent periods during the term of the Agreement, annual incentive bonus plans and objectives will be determined at the sole discretion of the Committee. It is anticipated that the plans and objectives for such subsequent periods will generally follow the plans and objectives for fiscal year 2008.
     The Committee may also, in its sole discretion, grant Mr. Judge equity awards based upon his performance and/or availability of shares for awards.
     Paychex may terminate Mr. Judge’s employment with or without “Cause” as defined in the Agreement. In the event Paychex terminates Mr. Judge’s employment for any reason other than for “Cause” or if Mr. Judge resigns for “Good Reason” as defined in the Agreement, he will be paid a lump sum equal to one year’s cash compensation, consisting of his annual base salary plus an annual incentive bonus determined at the same percentage of plan applicable for the immediately preceding fiscal year without proration. Any options, restricted stock or other equity awards granted prior to July 1, 2007 that have not previously vested will vest and become exercisable immediately. However, if such termination occurs within one year after a “Change of Control” as defined in the Agreement, any options, restricted stock or other equity awards will vest and become exercisable immediately, regardless of when granted.
     Mr. Judge will also be entitled to COBRA premiums for medical insurance benefits pursuant to the benefit plans in effect at the time of the termination for twelve months following the date of termination.
     If Mr. Judge’s employment is terminated for “Cause” or by Mr. Judge without “Good Reason,” the Agreement will terminate and Mr. Judge will receive accrued salary, vacation and any earned but unpaid bonus.
     The Agreement also contains certain confidentiality provisions applicable to Mr. Judge during the term of his employment and following termination of his employment.
     The description of Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit relating to Item 5.02 of this Form 8-K is filed herewith:
Exhibit 10.1	Employment Agreement between Paychex, Inc. and Jonathan J. Judge, Chief Executive Officer and President

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: December 4, 2007	/s/ Jonathan J. Judge
Jonathan J. Judge
President and Chief Executive Officer

Date: December 4, 2007	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

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